FOURTH AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST
of
Oppenheimer ETF Trust
a Delaware Statutory Trust

(Original Agreement and Declaration of Trust was adopted
December 11, 2006;
Amended and Restated Agreement and Declaration of Trust was adopted June 21, 2007;
Second Amended and Restated Agreement and Declaration of Trust was adopted October 12, 2007; Third Amended and Restated Agreement and Declaration of Trust was adopted on December 23, 2016; and fourth Amended and Restated Agreement and Declaration of Trust was adopted on October 27, 2017.)


TABLE OF CONTENTS

								Page

ARTICLE I NAME; OFFICES; REGISTERED AGENT; DEFINITIONS 		2
Section 1.  Name 						2
Section 2.  Offices of the Trust 				2
Section 3.  Registered Agent and Registered Office 		2
Section 4.  Definitions 					2
ARTICLE II PURPOSE OF TRUST 					4
ARTICLE III SHARES 						8
Section 1.  Division of Beneficial Interest. 			8
Section 2.  Ownership of Shares 				9
Section 3.  Sale of Shares 					9
Section 4.  Status of Shares and Limitation of Personal
Liability 							10
Section 5.  Power of Board of Trustees to Make Tax Status
Election 							10
Section 6.  Establishment and Designation of Series and
Classes 							10
Section 7.  Indemnification of Shareholders 			14
ARTICLE IV THE BOARD OF TRUSTEES 				15
Section 1.  Number, Election, Term, Removal and
Resignation. 							15
Section 2.  Trustee Action by Written Consent Without a
Meeting 							15
Section 3.  Powers; Other Business Interests; Quorum and
Required Vote. 							16
Section 4.  Payment of Expenses by the Trust 			17
Section 5.  Ownership of Trust Property 			18
Section 6.  Service Contracts. 					18
ARTICLE V SHAREHOLDERS' VOTING POWERS AND MEETINGS 		19
Section 1.  Voting Powers 					19
Section 2.  Quorum and Required Vote. 				19
Section 3.  Shareholder Action by Written Consent Without a
Meeting 							20
Section 4.  Record Dates. 					21
Section 5.  Additional Provisions 				22
ARTICLE VI NET ASSET VALUE; DISTRIBUTIONS;
REDEMPTIONS; TRANSFERS 						22
Section 1.  Determination of Net Asset Value, Net Income
and Distributions. 						22
Section 2.  Redemptions at the Option of a Shareholder 		24
Section 3.  Redemptions at the Option of the Trust 		25
Section 4.  Transfer of Shares 					25
ARTICLE VII LIMITATION OF LIABILITY AND
INDEMNIFICATION OF AGENT 					25
Section 1.  Limitation of Liability. 				25
Section 2.  Indemnification. 					27
Section 3.  Insurance 						28
Section 4.  Derivative Actions 					28
ARTICLE VIII CERTAIN TRANSACTIONS 				28
Section 1.  Dissolution of Trust or Series 			28
Section 2.  Merger or Consolidation; Conversion;
Reorganization. 						29
Section 3.  Master Feeder Structure 				31
Section 4.  Absence of Appraisal or Dissenters' Rights 31
ARTICLE IX AMENDMENTS 						32
Section 1.  Amendments Generally 				32
ARTICLE X MISCELLANEOUS 					32
Section 1.  References; Headings; Counterparts 			32
Section 2.  Applicable Law 					32
Section 3.  Provisions in Conflict with Law or Regulations. 	32
Section 4.  Statutory Trust Only 				33





FOURTH AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF
Oppenheimer ETF Trust

      AGREEMENT AND DECLARATION OF TRUST made as of this 27th day of October, 2017, by the Trustees hereunder, and by the holders of Shares issued or to be issued by Oppenheimer ETF Trust (the "Trust") hereunder, and (i) incorporates herein and makes a part of this Fourth Amended and Restated Agreement and Declaration of Trust the resolutions of the Board of Trustees of the Trust adopted prior to the date set forth above, pursuant to the provisions of the original Agreement and Declaration of Trust dated December 11, 2006, as amended or restated on June 21, 2007, October 12, 2007 and December 23, 2016, (the "Original Declaration of Trust"), regarding the establishment and designation of Series and/or Classes of the Shares of the Trust, and any amendments or modifications to such resolutions adopted through the date hereof, as of the date of the adoption of each such resolution, and (ii) amends and restates the Original Declaration of Trust pursuant to Article IX, Section 1, of such Original Declaration of Trust, as hereinafter provided.

WITNESSETH:

      WHEREAS this Trust has been formed to carry on the business of an open-end management investment company as defined in the 1940 Act; and

      WHEREAS this Trust is authorized to divide its Shares into two or more Classes, to issue its Shares in separate Series, to divide Shares of any Series into two or more Classes and to issue Classes of the Trust or the Series, if any, all in accordance with the provisions hereinafter set forth; and

      WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions of the Delaware Statutory Trust Act, as amended from time to time, and the provisions hereinafter set forth;

      NOW, THEREFORE, the Trustees hereby declare that:

      (i) the Original Declaration of Trust is amended and restated in its entirety in the manner hereinafter set forth;

      (ii) the Trustees will hold all cash, securities and other assets that they may from time to time acquire in any manner as Trustees hereunder IN TRUST and will manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares created hereunder as hereinafter set forth; and

      (iii) this Declaration of Trust and the By-Laws shall be binding in accordance with their terms on every Trustee, by virtue of having become a Trustee of the Trust, and on every Shareholder, by virtue of having become a Shareholder of the Trust, pursuant to the terms of the Original Declaration of Trust and/or this Declaration of Trust and the By-Laws.


ARTICLE I

NAME; OFFICES; REGISTERED AGENT; DEFINITIONS
      Section 1. Name. This Trust shall be known as "Oppenheimer ETF Trust" and the Board of Trustees shall conduct the business of the Trust under that name, or any other name as it may from time to time designate.
      Section 2. Offices of the Trust. The Board may at any time establish offices of the Trust at any place or places where the
Trust intends to do business.
      Section 3. Registered Agent and Registered Office. The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth in the Trust's Certificate of Trust.
      Section 4. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:
            (a)	"1940 Act" shall mean the Investment Company Act
of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;
            (b)	"Affiliate" shall have the same meaning as
"affiliated person" as such term is defined in the 1940 Act when used with reference to a specified Person, as defined below;
            (c)	"Board of Trustees" shall mean the governing body
of the Trust, that is comprised of the number of Trustees of the
Trust fixed from time to time pursuant to Article IV hereof, having the powers and duties set forth herein;
            (d)	"By-Laws" shall mean By-Laws of the Trust, as
amended or restated from time to time in accordance with Article
VIII therein.  Such By-Laws may contain any provision not
inconsistent with applicable law or this Declaration of Trust, relating to the governance of the Trust;
            (e)	"Certificate of Trust" shall mean the certificate
of trust of the Trust filed on December 15, 2006 with the office of the Secretary of State of the State of Delaware as required under the Delaware Statutory Trust Act, as such certificate has been or shall be amended or restated from time to time;
            (f)	"Class" shall mean each class of Shares of the
Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article III
hereof or the corresponding provisions of the Original
Declaration of Trust;
            (g)	"Code" shall mean the Internal Revenue Code of
1986 and the rules and regulations thereunder, all as adopted or amended from time to time;
            (h)	"Commission" shall have the meaning given that
term in the 1940 Act;
            (i)	"Creation Unit" has the meaning set forth in
Article III, Section 3;
            (j)	"DSTA" shall mean the Delaware Statutory Trust
Act (12 Del. C. Section 3801, et seq.), as amended from time to time;
            (k)	"Declaration of Trust" shall mean this Fourth
Amended and Restated Agreement and Declaration of Trust,
including resolutions of the Board of Trustees of the Trust that have been adopted prior to the date of this document, or that may be adopted hereafter, regarding the establishment and
designation of Series and/or Classes of Shares of the Trust, and
any amendments or modifications to such resolutions, as of the date of the adoption of each such resolution;
            (l)	"General Liabilities" shall have the meaning
given it in Article III, Section 6(b) of this Declaration of
Trust;
            (m)	"Interested Person" shall have the meaning given
that term in the 1940 Act;
            (n)	"Investment Adviser" or "Adviser" shall mean a
Person, as defined below, furnishing services to the Trust
pursuant to any investment advisory or investment management contract described in Article IV, Section 6(a) hereof;
            (o)	"National Financial Emergency" shall mean the
whole or any part of any period during (i) which an emergency exists as a result of which disposal by the Trust of securities or other assets owned by the Trust is not reasonably
practicable; (ii) which it is not reasonably practicable for the
Trust fairly to determine the net asset value of its assets; or
(iii) such other period as the Commission may by order permit for the protection of investors;
            (p)	"Person" shall mean a natural person,
partnership, limited partnership, limited liability company, trust, estate, association, corporation, organization,
custodian, nominee or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or a foreign statutory or
business trust;
            (q)	"Principal Underwriter" shall have the meaning
given that term in the 1940 Act;
            (r)	"Schedule A" has the meaning set forth in Article
III, Section 6;
            (s)	"Series" shall mean each Series of Shares
established and designated under and in accordance with the
provisions of Article III hereof, or the corresponding
provisions of the Original Declaration of Trust;
            (t)	"Shares" shall mean the transferable shares of
beneficial interest into which the beneficial interest in the
Trust have been or shall be divided from time to time, and shall include fractional and whole Shares;
            (u)	"Shareholder" shall mean a record owner of Shares
pursuant to the By-Laws;
            (v)	"Trust" shall mean Oppenheimer ETF Trust, the
Delaware statutory trust formed pursuant to the Original
Declaration of Trust and by filing of the Certificate of Trust with the office of the Secretary of State of the State of
Delaware (the Trust was formed under the name The TIGERS Revenue Trust, which name was changed on December 14, 2007 to
RevenueShares ETF Trust, which name was changed on December 18,
2015 to Oppenheimer Revenue Weighted ETF Trust; which name was changed on October 27, 2017 to Oppenheimer ETF Trust);
            (w)	"Trust Property" shall mean any and all property,
real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, or one or more of any Series thereof, including, without limitation, the rights referenced in
Article X, Section 5 hereof; and
            (x)	"Trustee" or "Trustees" shall mean each Person
who signs this Declaration of Trust as a trustee and all other
Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and the By-Laws, so long as such signatory or other Person continues in office in accordance with the terms hereof and the By-Laws. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person's or Persons' capacity as a trustee or trustees hereunder and under the By-Laws.


ARTICLE II

PURPOSE OF TRUST

      The purpose of the Trust is to conduct, operate and carry on the business of a registered management investment company registered under the 1940 Act, directly, or if one or more
Series is established hereunder, through one or more Series, investing primarily in securities, and to exercise all of the powers, rights and privileges granted to, or conferred upon, a statutory trust formed under the DSTA, including, without limitation, the following powers:
            (a)	To hold, invest and reinvest its funds, and in
connection therewith, to make any changes in the investment of the assets of the Trust, to hold part or all of its funds in cash, to hold cash uninvested, to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, shares, units of beneficial interest, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, money market instruments, certificates of deposit or indebtedness, bills, notes, mortgages, commercial paper, repurchase or reverse repurchase agreements, bankers' acceptances, finance paper, and any options, certificates, receipts, warrants, futures contracts or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein or in any property or assets, and other securities of any kind, as the foregoing are issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities;
            (b)	To exercise any and all rights, powers and
privileges with reference to or incident to ownership or interest, use and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power and
privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;
            (c)	To sell, exchange, lend, pledge, mortgage,
hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;
            (d)	To vote or give assent, or exercise any rights of
ownership, with respect to stock or other securities or
property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;
            (e)	To exercise powers and right of subscription or
otherwise which in any manner arise out of ownership of securities and/or other property;
            (f)	To hold any security or property in a form not
indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;
            (g)	To consent to, or participate in, any plan for
the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;
            (h)	To join with other security holders in acting
through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;
            (i)	To compromise, arbitrate or otherwise adjust
claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;
            (j)	To enter into joint ventures, general or limited
partnerships and any other combinations or associations;
            (k)	To endorse or guarantee the payment of any notes
or other obligations of any Person; to make contracts of
guaranty or suretyship, or otherwise assume liability for
payment thereof;
            (l)	To purchase and pay for entirely out of Trust
Property such insurance as the Board of Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, to the fullest extent permitted by this Declaration of Trust, the By-Laws and by applicable law;
            (m)	To adopt, establish and carry out pension,
profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;
            (n)	To purchase or otherwise acquire, own, hold,
sell, negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds;
            (o)	To buy, sell, mortgage, encumber, hold, own,
exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property;
            (p)	To borrow or raise moneys for any of the purposes
of the Trust, and to mortgage or pledge the whole or any part of the property and franchises of the Trust, real, personal, and mixed, tangible or intangible, and wheresoever situated;
            (q)	To enter into, make and perform contracts and
undertakings of every kind for any lawful purpose, without limit as to amount;
            (r)	To issue, purchase, sell and transfer, reacquire,
hold, trade and deal in stocks, Shares, bonds, debentures and other securities, instruments or other property of the Trust, from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust, determine; and to re-acquire and redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities;
            (s)	To engage in and to prosecute, defend,
compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action,
suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any Person, including a Shareholder in the Shareholder's own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust;
            (t)	To exercise and enjoy, in Delaware and in any
other states, territories, districts and United States dependencies and in foreign countries, all of the foregoing powers, rights and privileges, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred; and
            (u)	In general, to carry on any other business in
connection with or incidental to its trust purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of, or connected with, its business or purposes, objects or powers.
      The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series. Neither the Trust nor the Board of Trustees shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.
      The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the DSTA and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.


ARTICLE III

SHARES
      Section 1.  Division of Beneficial Interest.

            (a)	The beneficial interest in the Trust shall be
divided into Shares, each Share with no par value. The number of Shares in the Trust authorized under the Original Declaration of Trust and authorized hereunder, and of each Series and Class as may be established from time to time, is unlimited. The Board of Trustees may authorize the division of Shares into separate Classes of Shares and into separate and distinct Series of Shares and the division of any Series into separate Classes of Shares in accordance with the 1940 Act. As of the effective date of this Declaration of Trust, any new Series and Classes shall be established and designated pursuant to Article III,
Section 6 hereof. If no separate Series or Classes of Series shall be established, the Shares shall have the rights, powers and duties provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series and Classes shall be construed (as the context may require) to refer to the Trust.

(i)	The fact that the Trust shall have one or
more established and designated Classes of the Trust, shall not limit the authority of the Board of Trustees to establish and designate additional Classes of the Trust.
The fact that one or more Classes of the Trust shall have initially been established and designated without any specific establishment or designation of a Series
(i.e., that all Shares of the Trust are
initially Shares of one or more Classes) shall not limit the authority of the Board of Trustees to later establish and designate a Series and establish and designate the Class or Classes of the Trust as Class or Classes, respectively, of such Series.

(ii)	The fact that a Series shall have initially
been established and designated without any specific establishment or designation of
Classes (i.e., that all Shares of such
Series are initially of a single Class)
shall not limit the authority of the Board of Trustees to establish and designate separate Classes of said Series. The fact that a Series shall have more than one established and designated Class, shall not limit the authority of the Board of Trustees to establish and designate additional
Classes of said Series.

		(b)	The Board of Trustees shall have the power to
issue authorized, but unissued Shares of beneficial interest of the Trust, or any Series and Class thereof, from time to time for such consideration paid wholly or partly in cash, securities or other property, as may be determined from time to time by the Board of Trustees, subject to any requirements or limitations of the 1940 Act.  The Board of Trustees, on behalf of the Trust, may acquire and hold as treasury shares, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Shares reacquired by the Trust. The Board of Trustees may classify or reclassify any unissued Shares of beneficial interest or any Shares of beneficial interest of the Trust or any Series or Class thereof, that were previously issued and are reacquired, into one or more Series or Classes that may be established and designated from time to time. Notwithstanding the foregoing, the Trust and any Series thereof may acquire, hold, sell and otherwise deal in, for purposes of investment or otherwise, the Shares of any other Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.
            (c)	Subject to the provisions of Section 6 of this
Article III, each Share shall entitle the holder to voting
rights as provided in Article V hereof.  Shareholders shall have no preemptive or other right to subscribe for new or additional authorized, but unissued Shares or other securities issued by the Trust or any Series thereof.  The Board of Trustees may from time to time divide or combine the Shares of the Trust or any particular Series thereof into a greater or lesser number of
Shares of the Trust or that Series, respectively.  Such division or combination shall not materially change the proportionate beneficial interests of the holders of Shares of the Trust or that Series, as the case may be, in the Trust Property at the time of such division or combination that is held with respect to the Trust or that Series, as the case may be.
            (d)	Any Trustee, officer or other agent of the Trust,
and any organization in which any such Person has an economic or other interest, may acquire, own, hold and dispose of Shares of beneficial interest in the Trust or any Series and Class thereof, whether such Shares are authorized but unissued, or already outstanding, to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust or any Series may issue and sell and may purchase such Shares from any such Person or any such organization, subject to the limitations, restrictions or other provisions applicable to the sale or purchase of such Shares herein and the 1940 Act.

      Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust kept by the Trust or by a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of the Trust and each Series and each Class thereof that has been established and designated. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Board of Trustees may make such rules not inconsistent with the provisions of the 1940 Act as it considers appropriate for the issuance of Share certificates, the transfer of Shares of the Trust and each Series and Class thereof, if any, and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of the Trust and each Series and Class thereof and as to the number of Shares of the Trust and each Series and Class thereof held from time to time by each such Shareholder.

      Section 3. Sale of Shares. Subject to the 1940 Act and applicable law, the Trust may sell its authorized but unissued Shares of beneficial interest to such Persons, at such times, on such terms, and for such consideration as the Board of Trustees may from time to time authorize. The Shares of any Series, if the Trustees so determine, shall be issued only in aggregations of such number of those shares (each, a "Creation Unit") and on such days as the Trustees determine or as determined pursuant to procedures or methods the Trustees prescribe or approve from time to time with respect to such Series. In connection with the issuance of such Creation Units, the Trustees may change such transaction fees or other fees as they determine in their sole discretion and without shareholder approval. A Series will not issue fractional Creation Units. The Trustees shall have the unrestricted power to alter the number of shares constituting a Creation Unit by resolution adopted by them, at any time. Each sale shall be credited to the individual purchaser's account in the form of full (and, unless the shareholder is purchasing a Creation Unit, fractional) Shares of the Trust or such Series thereof (and Class thereof, if any), as the purchaser may select, at the net asset value per Share, subject to Section 22 of the 1940 Act, and the rules and regulations adopted thereunder; provided, however, that the Board of Trustees may, in its sole discretion, permit the Principal Underwriter to impose a sales charge upon any such sale. Every Shareholder by virtue of having become a Shareholder shall be deemed to have expressly assented and agreed to the terms of this Declaration of Trust and to have become bound as a party hereto.

      Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving to Shareholders only the rights provided in this Declaration of Trust, the By-Laws, and under applicable law. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Subject to Article VIII, Section 1 hereof, the death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust and any Series thereof shall not operate to dissolve the Trust or any such Series, nor entitle the representative of any deceased, incapacitated, dissolved, terminated or bankrupt Shareholder to an accounting or to take any action in court or elsewhere against the Trust, the Trustees or any such Series, but entitles such representative only to the rights of said deceased, incapacitated, dissolved, terminated or bankrupt Shareholder under this Declaration of Trust. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money other than such as the Shareholder may at any time personally agree to pay.
Each Share, when issued on the terms determined by the Board of Trustees, shall be fully paid and nonassessable. As provided in the DSTA, Shareholders shall be entitled to the same limitation of personal liability as that extended to stockholders of a private corporation organized for profit under the General Corporation Law of the State of Delaware.

      Section 5. Power of Board of Trustees to Make Tax Status Election. The Board of Trustees shall have the power, in its discretion, to make such elections as to the tax status of the Trust and any Series as may be permitted or required under the Code, without the vote of any Shareholder.

      Section 6. Establishment and Designation of Series and Classes. The establishment and designation of any Series or Class shall be effective, without the requirement of Shareholder approval, upon the adoption of a resolution by not less than a majority of the then Board of Trustees, which resolution shall set forth such establishment and designation and may provide, to the
extent permitted by the DSTA, for rights, powers and duties of such Series or Class (including variations in the relative
rights and preferences as between the different Series and
Classes) otherwise than as provided herein.  Each such
resolution shall be incorporated herein by reference upon
adoption, and the resolutions that have been adopted prior to
June 21, 2007 regarding the establishment and designation of
Series and/or Classes of Shares of the Trust pursuant to the applicable provisions of the Original Declaration of Trust, and any amendments or modifications to such resolutions through the date hereof, are hereby incorporated herein as of the date of
their adoption.   Any such resolution may be amended by a
further resolution of a majority of the Board of Trustees, and if Shareholder approval would be required to make such an
amendment to the language set forth in this Declaration of
Trust, such further resolution shall require the same
Shareholder approval that would be necessary to make such
amendment to the language set forth in this Declaration of
Trust.  Each such further resolution shall be incorporated
herein by reference upon adoption.  Each Series and Class shall be listed on Schedule A attached hereto ("Schedule A"), which shall be amended to reflect the addition or termination of any
Series or Class and any officer of the Trust is hereby
authorized to make such amendment; provided that the amendment of Schedule A shall not be a condition precedent to the
establishment or termination of any Series or Class in
accordance with this Declaration of Trust.
      Each Series shall be separate and distinct from any other Series, separate and distinct records on the books of the Trust shall be maintained for each Series, and the assets and
liabilities belonging to any such Series shall be held and
accounted for separately from the assets and liabilities of the
Trust or any other Series.  Each Class of the Trust shall be separate and distinct from any other Class of the Trust.  Each
Class of a Series shall be separate and distinct from any other
Class of the Series.  As appropriate, in a manner determined by the Board of Trustees, the liabilities belonging to any such
Class shall be held and accounted for separately from the
liabilities of the Trust, the Series or any other Class and
separate and distinct records on the books of the Trust for the
Class shall be maintained for this purpose.  Subject to Article
II hereof, each such Series shall operate as a separate and
distinct investment medium, with separately defined investment objectives and policies.
      Shares of each Series (and Class where applicable)
established and designated pursuant to this Section 6, or the corresponding provisions of the Original Declaration of Trust shall have the following rights, powers and duties, unless
otherwise provided to the extent permitted by the DSTA, in the resolution establishing and designating such Series or Class:
            (a)	Assets Held with Respect to a Particular Series.
All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income,
earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without
limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series.  In the event that there are any assets,
income, earnings, profits and proceeds thereof, funds or
payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General
Assets"), the Board of Trustees, or an appropriate officer as determined by the Board of Trustees, shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series.  Each such allocation by or under the direction of the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.
            (b)	Liabilities Held with Respect to a Particular
Series or Class. The assets of the Trust held with respect to a particular Series shall be charged with the liabilities, debts, obligations, costs, charges, reserves and expenses of the Trust incurred, contracted for or otherwise existing with respect to such Series.  Such liabilities, debts, obligations, costs,
charges, reserves and expenses incurred, contracted for or
otherwise existing with respect to a particular Series are
herein referred to as "liabilities held with respect to" that
Series.  Any liabilities, debts, obligations, costs, charges, reserves and expenses of the Trust which are not readily
identifiable as being liabilities held with respect to any
particular Series (collectively "General Liabilities") shall be allocated by the Board of Trustees, or an appropriate officer as determined by the Board of Trustees, to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable.
Each allocation of liabilities, debts, obligations, costs,
charges, reserves and expenses by or under the direction of the
Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All Persons who have extended credit that has been allocated to a particular
Series, or who have a claim or contract that has been allocated to any particular Series, shall look exclusively to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider shall be deemed nevertheless to have impliedly agreed to such
limitation.
      Subject to the right of the Board of Trustees in its
discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred,
contracted for or otherwise existing with respect to a
particular Series, whether such Series is now authorized and existing pursuant to the Original Declaration of Trust, or is hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with
respect to that Series only, and not against the assets of any other Series or the Trust generally and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets held with respect to such Series. Notice of this limitation on liabilities between and among Series has been set forth in the Certificate of Trust filed in the Office of the Secretary of
State of the State of Delaware pursuant to the DSTA, and having given such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the DSTA relating to limitations on liabilities between and among Series (and the statutory
effect under Section 3804 of setting forth such notice in the Certificate of Trust) are applicable to the Trust and each
Series.
      Liabilities, debts, obligations, costs, charges, reserves
and expenses related to the distribution of, and other
identified expenses that should or may properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class.  The bearing of expenses solely by a
particular Class of Shares may be appropriately reflected (in a manner determined by the Board of Trustees) and may affect the net asset value attributable to, and the dividend, redemption and liquidation rights of, such Class. Each allocation of liabilities, debts, obligations, costs, charges, reserves and expenses by or under the direction of the Board of Trustees
shall be conclusive and binding upon the Shareholders of all
Classes for all purposes.  All Persons who have extended credit that has been allocated to a particular Class, or who have a claim or contract that has been allocated to any particular
Class, shall look, and may be required by contract to look, exclusively to that particular Class for payment of such credit, claim, or contract.
            (c)	Dividends, Distributions and Redemptions.
Notwithstanding any other provisions of this Declaration of
Trust, including, without limitation, Article VI hereof, no
dividend or distribution including, without limitation, any distribution paid upon dissolution of the Trust or of any Series with respect to, nor any redemption of, the Shares of any Series or Class of such Series shall be effected by the Trust other than from the assets held with respect to such Series, nor,
except as specifically provided in Section 7 of this Article
III, shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series or the Trust generally except, in the case of a right or claim against the assets held with respect to any other Series, to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The
Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.
            (d)	Voting.  All Shares of the Trust entitled to vote
on a matter shall vote in the aggregate without differentiation between the Shares of the separate Series, if any, or separate Classes, if any; provided that (i) with respect to any matter that affects only the interests of some but not all Series, then only the Shares of such affected Series, voting separately,
shall be entitled to vote on the matter, (ii) with respect to any matter that affects only the interests of some but not all Classes, then only the Shares of such affected Classes, voting separately, shall be entitled to vote on the matter; and (iii) notwithstanding the foregoing, with respect to any matter as to which the 1940 Act or other applicable law or regulation
requires voting, by Series or by Class, then the Shares of the
Trust shall vote as prescribed in such law or regulation.
            (e)	Equality.  Each Share of any particular Series
shall be equal to each other Share of such Series (subject to the rights and preferences with respect to separate Classes of such Series).
            (f)	Fractions.  A fractional Share of a Series shall
carry proportionately all the rights and obligations of a whole
Share of such Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and dissolution of the Trust or that Series.
            (g)	Exchange Privilege.  The Board of Trustees shall
have the authority to provide that the holders of Shares of any
Series shall have the right to exchange said Shares for Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act.
            (h)	Combination of Series or Classes.

(i)	The Board of Trustees shall have the
authority, without the approval, vote or consent of the Shareholders of any Series, unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series; provided that upon completion of such combination of Series, the interest of each Shareholder, in the combined assets and liabilities held with respect to the combined Series shall equal the interest of each such Shareholder in the aggregate of the assets and liabilities held with respect to the Series that were combined.

(ii)	The Board of Trustees shall have the
authority, without the approval, vote or consent of the Shareholders of any Series or Class, unless otherwise required by applicable law, to combine, merge or otherwise consolidate the Shares of two or more Classes of Shares of a Series with and/or into a single Class of Shares of such Series, with such designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Trustees may determine; provided, however, that the Trustees shall provide written notice to the affected Shareholders of any such transaction.

(iii)	The transactions in (i) and (ii) above may be
effected through share-for-share exchanges,
transfers or sales of assets, Shareholder in-
kind redemptions and purchases, exchange
offers, or any other method approved by the
Trustees.
            (i)	Dissolution or Termination.  Any particular
Series shall be dissolved upon the occurrence of the applicable dissolution events set forth in Article VIII, Section 1 hereof.
Upon dissolution of a particular Series, the Trustees shall wind up the affairs of such Series in accordance with Article VIII,
Section 1 hereof and thereafter, rescind the establishment and designation thereof. The Board of Trustees shall terminate any particular Class and rescind the establishment and designation thereof: (i) upon approval by a majority of votes cast at a meeting of the Shareholders of such Class, provided a quorum of Shareholders of such Class are present, or by action of the Shareholders of such Class by written consent without a meeting pursuant to Article V, Section 3; or (ii) at the discretion of the Board of Trustees either (A) at any time there are no Shares outstanding of such Class, or (B) upon prior written notice to the Shareholders of such Class; provided, however, that upon the rescission of the establishment and designation of any particular Series, every Class of such Series shall thereby be terminated and its establishment and designation rescinded.
Each resolution of the Board of Trustees pursuant to this
Section 6(i) shall be incorporated herein by reference upon adoption.
      Section 7. Indemnification of Shareholders. No shareholder as such shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. If any Shareholder or former Shareholder shall be exposed to liability, charged with liability, or held personally liable, for any obligations or liability of the Trust, by reason of a claim or demand relating exclusively to his or her being or having been a Shareholder of the Trust or a Shareholder of a particular Series thereof, and not because of such Shareholder's actions or omissions, such Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust or out of the assets of such Series thereof, as the case may be, against all loss and expense, including without limitation, attorneys' fees, arising from such claim or demand; provided, however, such indemnity shall not cover (i) any taxes due or paid by reason of such Shareholder's ownership of any Shares and (ii) expenses charged to a Shareholder pursuant to Article IV, Section 5 hereof.


ARTICLE IV

THE BOARD OF TRUSTEES

      Section 1.  Number, Election, Term, Removal and Resignation.
            (a)	In accordance with Section 3801 of the DSTA, each
Trustee shall become a Trustee and be bound by this Declaration of Trust and the By-Laws when such Person signs this Declaration of Trust as a trustee and/or is duly elected or appointed,
qualified and serving on the Board of Trustees in accordance with the provisions hereof and the By-Laws, so long as such
signatory or other Person continues in office in accordance with the terms hereof.
            (b)	The number of Trustees constituting the entire
Board of Trustees may be fixed from time to time by the vote of a majority of the then Board of Trustees; provided, however, that the number of Trustees shall in no event be less than one
(1) nor more than fifteen (15).  The number of Trustees shall not be reduced so as to shorten the term of any Trustee then in office.
            (c)	Each Trustee shall hold office for the lifetime
of the Trust or until such Trustee's earlier death, resignation, removal, retirement or inability otherwise to serve, or, if sooner than any of such events, until the next meeting of
Shareholders called for the purpose of electing Trustees or
consent of Shareholders in lieu thereof for the election of
Trustees, and until the election and qualification of his or her successor.
            (d)	Any Trustee may be removed, with or without
cause, by the Board of Trustees, by action of a majority of the Trustees then in office, or by vote of the Shareholders at any meeting called for that purpose.
            (e)	Any Trustee may resign at any time by giving
written notice to the secretary of the Trust or to a meeting of the Board of Trustees. Such resignation shall be effective upon receipt, unless specified to be effective at some later time.
      Section 2. Trustee Action by Written Consent Without a Meeting. To the extent not inconsistent with the provisions of the 1940
Act, any action that may be taken at any meeting of the Board of Trustees or any committee thereof may be taken without a meeting and without prior written notice if a consent or consents in writing setting forth the action so taken is signed by the
Trustees having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Trustees on the Board of Trustees or any committee thereof, as the case may be, were present and voted. Written consents of the Trustees may be executed in one or more
counterparts.  A consent transmitted by electronic transmission
(as defined in Section 3806 of the DSTA) by a Trustee shall be deemed to be written and signed for purposes of this Section.
All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust's records.
      Section 3.  Powers; Other Business Interests; Quorum and
Required Vote.
            (a)	Powers.  Subject to the provisions of this
Declaration of Trust, the business of the Trust (including every Series thereof) shall be managed by or under the direction of the Board of Trustees, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility.
The Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the operation and administration of the Trust (including every Series thereof). The Board of Trustees shall not be bound or limited by present or future laws or customs with regard to investments by trustees or fiduciaries, but,
subject to the other provisions of this Declaration of Trust and the By-Laws, shall have full authority and absolute power and control over the assets and the business of the Trust (including every Series thereof) to the same extent as if the Board of
Trustees was the sole owner of such assets and business in its own right, including such authority, power and control to do all acts and things as it, in its sole discretion, shall deem proper to accomplish the purposes of this Trust. Without limiting the foregoing, the Board of Trustees may, subject to the requisite vote for such actions as set forth in this Declaration of Trust and the By-Laws: (1) adopt By-Laws not inconsistent with
applicable law or this Declaration of Trust; (2) amend, restate and repeal such By-Laws, subject to and in accordance with the provisions of such By-Laws; (3) fill vacancies on the Board of Trustees in accordance with this Declaration of Trust and the
By-Laws; (4) elect and remove such officers and appoint and
terminate such agents as it considers appropriate, in accordance with this Declaration of Trust and the By-Laws; (5) establish and terminate one or more committees of the Board of Trustees pursuant to the By-Laws; (6) place Trust Property in custody as required by the 1940 Act, employ one or more custodians of the
Trust Property and authorize such custodians to employ sub-
custodians and to place all or any part of such Trust Property with a custodian or a custodial system meeting the requirements of the 1940 Act; (7) retain a transfer agent, dividend
disbursing agent, a shareholder servicing agent or
administrative services agent, or any number thereof or any
other service provider as deemed appropriate; (8) provide for the issuance and distribution of shares of beneficial interest in the Trust or other securities or financial instruments
directly or through one or more Principal Underwriters or
otherwise; (9) retain one or more Investment Adviser(s); (10) re-acquire and redeem Shares on behalf of the Trust and transfer Shares pursuant to applicable law; (11) set record dates for the determination of Shareholders with respect to various matters, in the manner provided in Article V, Section 4 of this
Declaration of Trust; (12) declare and pay dividends and
distributions to Shareholders from the Trust Property, in
accordance with this Declaration of Trust and the By-Laws; (13) establish, designate and redesignate from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series or Class of the Trust or of a Series; (14) hire
personnel as staff for the Board of Trustees or, for those
Trustees who are not Interested Persons of the Trust, the
Investment Adviser, or the Principal Underwriter, set the
compensation to be paid by the Trust to such personnel, exercise exclusive supervision of such personnel, and remove one or more of such personnel, at the discretion of the Board of Trustees;
(15) retain special counsel, other experts and/or consultants for the Board of Trustees, for those Trustees who are not
Interested Persons of the Trust, the Investment Adviser, or the Principal Underwriter, and/or for one or more of the committees of the Board of Trustees, set the compensation to be paid by the
Trust to such special counsel, other experts and/or consultants, and remove one or more of such special counsel, other experts and/or consultants, at the discretion of the Board of Trustees;
(16) engage in and prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits,
proceedings, disputes, claims, and demands relating to the
Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees, or any
appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit,
proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a shareholder in its own name or in the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the
Trust; and (17) in general delegate such authority as it
considers desirable to any Trustee or officer of the Trust, to any committee of the Trust, to any agent or employee of the
Trust or to any custodian, transfer, dividend disbursing,
shareholder servicing agent, Principal Underwriter, Investment Adviser, or other service provider.
      The powers of the Board of Trustees set forth in this
Section 3(a) are without prejudice to any other powers of the
Board of Trustees set forth in this Declaration of Trust and the By-Laws. Any determination as to what is in the best interests of the Trust or any Series or Class thereof and its Shareholders made by the Board of Trustees in good faith shall be conclusive.
In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Board of Trustees.
            (b)	Other Business Interests.  The Trustees shall
devote to the affairs of the Trust (including every Series
thereof) such time as may be necessary for the proper
performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders, partners or employees of the Trustees, if any, shall be expected to devote their full time to the performance of such duties. The Trustees, or any Affiliate, shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in, or possess an interest in, any business or venture other than the Trust or any Series thereof, of any nature and description, independently or with or for the account of others.  None of the Trust, any Series thereof or any
Shareholder shall have the right to participate or share in such other business or venture or any profit or compensation derived therefrom.
            (c)	Quorum and Required Vote.  At all meetings of the
Board of Trustees, a majority of the Board of Trustees then in office shall be present in person in order to constitute a
quorum for the transaction of business.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the departure of Trustees from the meeting, if any action taken is approved by at least a majority of the
required quorum for that meeting.  Subject to Article III,
Sections 1 and 6 of the By-Laws and except as otherwise provided herein or required by applicable law, the vote of not less than a majority of the Trustees present at a meeting at which a
quorum is present shall be the act of the Board of Trustees.
      Section 4. Payment of Expenses by the Trust. Subject to the provisions of Article III, Section 6 hereof, an authorized officer of the Trust shall pay or cause to be paid out of the principal or income of the Trust or any particular Series or
Class thereof, or partly out of the principal and partly out of the income of the Trust or any particular Series or Class
thereof, and charge or allocate the same to, between or among such one or more of the Series or Classes that may be
established or designated pursuant to Article III, Section 6 hereof, as such officer deems fair, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Trust or a particular Series or Class thereof, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses, fees, charges, taxes and liabilities associated with the services of the Trust's officers, employees, Investment Adviser(s), Principal Underwriter, auditors, counsel, custodian, sub-custodian, transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or
independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board of Trustees may deem
necessary or proper to incur.
      Section 5. Ownership of Trust Property. Legal title to all of the Trust Property shall at all times be vested in the Trust, except that the Board of Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law.
      Section 6.  Service Contracts.
            (a)	Subject to this Declaration of Trust, the By-Laws
and the 1940 Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive
investment advisory or investment management services for the
Trust or for any Series thereof with any corporation, trust, association or other organization, including any Affiliate; and
any such contract may contain such other terms as the Board of Trustees may determine, including without limitation, delegation of authority to the Investment Adviser to determine from time to time without prior consultation with the Board of Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust's or a particular Series' investments, or to engage in such other activities, including administrative services, as may specifically be delegated to such party.
            (b)	The Board of Trustees may also, at any time and
from time to time, contract with any Person, including any
Affiliate, appointing it or them as the exclusive or
nonexclusive placement agent, distributor or Principal
Underwriter for the Shares of beneficial interest of the Trust or one or more of the Series or Classes thereof, or for other securities or financial instruments to be issued by the Trust, or appointing it or them to act as the administrator, fund
accountant or accounting agent, custodian, transfer agent,
dividend disbursing agent and/or shareholder servicing agent for the Trust or one or more of the Series or Classes thereof.
            (c)	The Board of Trustees is further empowered, at
any time and from time to time, to contract with any Persons, including any Affiliates, to provide such other services to the
Trust or one or more of its Series, as the Board of Trustees determines to be in the best interests of the Trust, such Series and its Shareholders.
            (d)	The Trustees, on behalf of the Trust or any
Series or Class, may enter into one or more contracts for
processing Creation Units.
            (e)	None of the following facts or circumstances
shall affect the validity of any of the contracts provided for in this Article IV, Section 6, or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust, any Series thereof or the Shareholders, provided that the establishment of and performance of each such contract is permissible under the 1940 Act, and provided further that such Person is authorized to vote upon such contract under the 1940
Act:

(i)	the fact that any of the Shareholders,
Trustees, employees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager,
Adviser, placement agent, Principal
Underwriter, distributor, or Affiliate or agent of or for any Person, or for any parent or Affiliate of any Person, with which any type of service contract provided for in this Article IV, Section 6 may have been or may hereafter be made, or that any such Person, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or

(ii)	the fact that any Person with which any type
of service contract provided for in this
Article IV, Section 6 may have been or may
hereafter be made also has such a service
contract with one or more other Persons, or
has other business or interests.
            (f)	Every contract referred to in this Section 6 is
required to comply with this Declaration of Trust, the By-Laws, the 1940 Act, other applicable law and any stipulation by resolution of the Board of Trustees.


ARTICLE V

SHAREHOLDERS' VOTING POWERS AND MEETINGS

      Section 1. Voting Powers. Subject to the provisions of Article III, Section 6 hereof, the Shareholders shall have the power to vote only (i) on such matters required by this Declaration of
Trust, the By-Laws, the 1940 Act, other applicable law and any registration statement of the Trust filed with the Commission, the registration of which is effective; and (ii) on such other matters as the Board of Trustees may consider necessary or
desirable.  Subject to Article III hereof, the Shareholder of record (as of the record date established pursuant to Section 4 of this Article V) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional
Share.  Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter.
      Section 2.  Quorum and Required Vote.
            (a)	Forty percent (40%) of the outstanding Shares
entitled to vote at a Shareholders' meeting, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders' meeting, except when a larger quorum is
required by this Declaration of Trust, the By-Laws, applicable law or the requirements of any securities exchange on which
Shares are listed for trading, in which case such quorum shall comply with such requirements.  When a separate vote by one or more Series or Classes is required, forty percent (40%) of the outstanding Shares of each such Series or Class entitled to vote at a Shareholders' meeting of such Series or Class, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders' meeting of such Series or Class, except when a larger quorum is required by this Declaration of
Trust, the By-Laws, applicable law or the requirements of any securities exchange on which Shares of such Series or Class are listed for trading, in which case such quorum shall comply with such requirements.
            (b)	Subject to the provisions of Article III, Section
6(d), when a quorum is present at any meeting, a majority of the votes cast shall decide any questions and a plurality shall
elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law.  Pursuant to Article III, Section 6(d) hereof, where a separate vote by Series and, if applicable, by Class is required, the preceding sentence shall apply to such separate votes by Series and Classes.
            (c)	Abstentions and broker non-votes will be treated
as votes present at a Shareholders' meeting; abstentions and broker non-votes will not be treated as votes cast at such
meeting.  Abstentions and broker non-votes, therefore (i) will be included for purposes of determining whether a quorum is
present; and (ii) will have no effect on proposals that require a plurality for approval, or on proposals requiring an
affirmative vote of a majority of votes cast for approval.
      Section 3. Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any meeting of
Shareholders may be taken without a meeting if a consent or
consents in writing setting forth the action so taken is or are signed by the holders of a majority of the Shares entitled to vote on such action (or such different proportion thereof as shall be required by law, the Declaration of Trust or the By-
Laws for approval of such action) and is or are received by the secretary of the Trust either: (i) by the date set by resolution of the Board of Trustees for the shareholder vote on such
action; or (ii) if no date is set by resolution of the Board, within 30 days after the record date for such action as
determined by reference to Article V, Section 4(b) hereof. The written consent for any such action may be executed in one or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.  A consent transmitted by electronic
transmission (as defined in the DSTA) by a Shareholder or by a
Person or Persons authorized to act for a Shareholder shall be deemed to be written and signed for purposes of this Section.
All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust's records.  Any Shareholder that has given a written consent or the Shareholder's
proxyholder or a personal representative of the Shareholder or its respective proxyholder may revoke the consent by a writing received by the secretary of the Trust either: (i) before the date set by resolution of the Board of Trustees for the
shareholder vote on such action; or (ii) if no date is set by resolution of the Board, within 30 days after the record date for such action as determined by reference to Article V, Section
4(b) hereof.
      Section 4.  Record Dates.
            (a)	For purposes of determining the Shareholders
entitled to notice of, and to vote at, any meeting of
Shareholders, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than one hundred and twenty
(120) days nor less than ten (10) days before the date of any such meeting.  A determination of Shareholders of record
entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided,
however, that the Board of Trustees may fix a new record date for the adjourned meeting and shall fix a new record date for any meeting that is adjourned for more than sixty (60) days from the date set for the original meeting.  For purposes of
determining the Shareholders entitled to vote on any action
without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the
resolution fixing the record date is adopted by the Board of
Trustees, and which record date shall not be more than thirty
(30) days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees.
            (b)	If the Board of Trustees does not so fix a record
date:

(i)	the record date for determining Shareholders
entitled to notice of, and to vote at, a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)	the record date for determining Shareholders
entitled to vote on any action by consent in
writing without a meeting of Shareholders,
(1) when no prior action by the Board of
Trustees has been taken, shall be the day on
which the first signed written consent
setting forth the action taken is delivered
to the Trust, or (2) when prior action of
the Board of Trustees has been taken, shall
be at the close of business on the day on
which the Board of Trustees adopts the
resolution taking such prior action.
            (c)	For the purpose of determining the Shareholders
of the Trust or any Series or Class thereof who are entitled to receive payment of any dividend or of any other distribution of assets of the Trust or any Series or Class thereof (other than in connection with a dissolution of the Trust or a Series, a merger, consolidation, conversion, reorganization, or any other transactions, in each case that is governed by Article VIII of the Declaration of Trust), the Board of Trustees may:

(i)	from time to time fix a record date, which
record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days before the date for the payment of such dividend and/or such other distribution;

(ii)	adopt standing resolutions fixing record
dates and related payment dates at periodic intervals of any duration for the payment of such dividend and/or such other distribution; and/or

(iii)	delegate to an appropriate officer or
officers of the Trust the determination of such periodic record and/or payments dates with respect to such dividend and/or such other distribution.
Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or Classes.
      Section 5. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes, meetings and related matters.


ARTICLE VI

NET ASSET VALUE; DISTRIBUTIONS;
REDEMPTIONS; TRANSFERS

      Section 1.  Determination of Net Asset Value, Net Income and
Distributions.
            (a)	Subject to Article III, Section 6 hereof, the
Board of Trustees shall have the power to determine from time to time the offering price for authorized, but unissued, Shares of beneficial interest of the Trust or any Series or Class thereof, respectively, that shall yield to the Trust or such Series or Class not less than the net asset value thereof, in addition to any amount of applicable sales charge to be paid to the
Principal Underwriter or the selling broker or dealer in connection with the sale of such Shares, at which price the
Shares of the Trust or such Series or Class, respectively, shall be offered for sale, subject to any other requirements or limitations of the 1940 Act.
            (b)	Subject to Article III, Section 6 hereof, the
Board of Trustees may, subject to the 1940 Act, prescribe and shall set forth in the By-Laws, this Declaration of Trust or in a resolution of the Board of Trustees such bases and time for determining the net asset value per Share of the Trust or any Series or Class thereof, or net income attributable to the
Shares of the Trust or any Series or Class thereof or the declaration and payment of dividends and distributions on the Shares of the Trust or any Series or Class thereof, as it may deem necessary or desirable, and such dividends and
distributions may vary between the Classes to reflect differing allocations of the expenses of the Trust between such Classes to such extent and for such purposes as the Trustees may deem appropriate.
            (c)	The Shareholders of the Trust or any Series or
Class, if any, shall be entitled to receive dividends and distributions, when, if and as declared by the Board of Trustees with respect thereto, provided that with respect to Classes, such dividends and distributions shall comply with the 1940 Act. The right of Shareholders to receive dividends or other distributions on Shares of any Class may be set forth in a plan adopted by the Board of Trustees and amended from time to time pursuant to the 1940 Act. No Share shall have any priority or preference over any other Share of the Trust with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 1 hereof; provided however, that

(i)	if the Shares of the Trust are divided into
Series thereof, no Share of a particular
Series shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series made pursuant to Article
VIII, Section 1 hereof;

(ii)	if the Shares of the Trust are divided into
Classes thereof, no Share of a particular
Class shall have any priority or preference over any other Share of the same Class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 1 hereof; and

(iii)	if the Shares of a Series are divided into
Classes thereof, no Share of a particular
Class of such Series shall have any priority or preference over any other Share of the same Class of such Series with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of such Series made pursuant to Article VIII, Section 1 hereof.

All dividends and distributions shall be made ratably among all Shareholders of the Trust, a particular Class of the Trust, a particular Series, or a particular Class of a Series from the Trust Property held with respect to the Trust, such Series or such Class, respectively, according to the number of Shares of the Trust, such Series or such Class held of record by such Shareholders on the record date for any dividend or distribution; provided however, that

(iv)	if the Shares of the Trust are divided into
Series thereof, all dividends and
distributions from the Trust Property and, if applicable, held with respect to such Series, shall be distributed to each Series thereof according to the net asset value computed for such Series and within such particular Series, shall be distributed ratably to the Shareholders of such Series according to the number of Shares of such Series held of record by such Shareholders on the record date for any dividend or distribution; and

(v)	if the Shares of the Trust or of a Series
are divided into Classes thereof, all
dividends and distributions from the Trust
Property and, if applicable, held with
respect to the Trust or such Series, shall
be distributed to each Class thereof
according to the net asset value computed
for such Class and within such particular
Class, shall be distributed ratably to the
Shareholders of such Class according to the
number of Shares of such Class held of
record by such Shareholders on the record
date for any dividend or distribution.
Dividends and distributions may be paid in cash, in kind or in
Shares.
            (d)	Before payment of any dividend there may be set
aside out of any funds of the Trust, or the applicable Series thereof, available for dividends such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or any Series thereof, or for such other lawful purpose as the Board of Trustees shall deem to be in the best interests of the Trust, or the applicable Series, as the case may be, and the Board of Trustees may abolish any such
reserve in the manner in which the reserve was created.
      Section 2. Redemptions at the Option of a Shareholder. Unless otherwise provided in the prospectus of the Trust relating to the Shares, as such prospectus may be amended from time to time:
            (a)	The Trust shall purchase such Shares as are
offered by any Shareholder for redemption upon the presentation of a proper instrument of transfer together with a request
directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares and/or in accordance with such other procedures for redemption as the Board of Trustees may from time to time authorize.  If certificates have been issued to a Shareholder, any request for redemption by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may
reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.  The Shares of any Series, if the Trustees so determine, shall be redeemable only in such Creation Unit aggregations and on such days as the Trustees determine or as determined pursuant to procedures or methods the Trustees prescribe or approve from time to time with respect to such Series. Each holder of a Creation Unit, on request to the
Trust in accordance with procedures the Trustees establish,
shall be entitled to require the Trust to redeem all or any
number of such holder's Shares standing in the holder's name on the Trust's books (but only in full Creation Units in the case of any Series as to which the Trustees have determined that its
Shares shall be redeemable only in full Creation Units), at a redemption price per share equal to an amount determined by the Trustees in accordance with applicable laws.
            (b)	The Trust shall pay for such Shares the net asset
value thereof (excluding any applicable redemption fee or sales load), in accordance with this Declaration of Trust, the By-
Laws, the 1940 Act and other applicable law.  Payments for
Shares so redeemed by the Trust shall be made in cash, except payment for such Shares may, at the option of the Board of
Trustees, or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind.  In case of any payment in kind, the
Board of Trustees, or its authorized officers, shall have
absolute discretion as to what security or securities of the
Trust or the applicable Series shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the
Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind shall receive cash to the extent permitted by the 1940 Act. Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.
            (c)	Payment by the Trust for such redemption of
Shares shall be made by the Trust to the Shareholder within
seven days after the date on which the redemption request is received in proper form and/or such other procedures authorized by the Board of Trustees are complied with; provided, however, that if payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose
securities are to be delivered practicably can be made, which may not necessarily occur within such seven-day period.  In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.
            (d)	The obligations of the Trust set forth in this
Section 2 are subject to the provision that such obligations may be suspended or postponed by the Board of Trustees (1) during any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays; (2) if permitted by the rules of the Commission, during periods when trading on the
Exchange is restricted; or (3) during any National Financial Emergency. The Board of Trustees may, in its discretion, declare that the suspension relating to a National Financial
Emergency shall terminate, as the case may be, on the first
business day on which the Exchange shall have reopened or the period specified above shall have expired (as to which, in the absence of an official ruling by the Commission, the
determination of the Board of Trustees shall be conclusive).
            (e)	The right of any Shareholder of the Trust or any
Series or Class thereof to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed, except the right of such Shareholder to receive payment for such Shares, shall cease at the time the purchase price of such Shares shall have been fixed, as provided above.
      Section 3. Redemptions at the Option of the Trust. At the option of the Board of Trustees the Trust may, from time to time, without the vote of the Shareholders, but subject to the 1940 Act, redeem Shares or authorize the closing of any Shareholder account, subject to such conditions as may be established from time to time by the Board of Trustees.
      Section 4. Transfer of Shares. Shares shall be transferable in accordance with the provisions of the By-Laws.


ARTICLE VII

LIMITATION OF LIABILITY
AND INDEMNIFICATION OF AGENT

      Section 1.  Limitation of Liability.
            (a)	For the purpose of this Article, "Agent" means
any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the
Trust as a trustee, director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "Proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "Expenses" include without limitation attorneys' fees and any expenses of establishing a right to indemnification under this Article.
            (b)	An Agent shall be liable to the Trust and to any
Shareholder for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, for such Agent's own willful misfeasance, bad
faith, gross negligence or reckless disregard of the duties
involved in the conduct of such Agent (such conduct referred to herein as "Disqualifying Conduct"), and for nothing else.
            (c)	Subject to subsection (b) of this Section 1 and
to the fullest extent that limitations on the liability of
Agents are permitted by the DSTA, the Agents shall not be
responsible or liable in any event for any act or omission of any other Agent of the Trust or any Investment Adviser or
Principal Underwriter of the Trust.
            (d)	No Agent, when acting in its respective capacity
as such, shall be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in subsections
(b) and (c) of this Section 1, for any act, omission or
obligation of the Trust or any Trustee thereof.
            (e)	Each Trustee, officer and employee of the Trust
shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its
officers or employees or by the Investment Adviser, the
Principal Underwriter, any other Agent, selected dealers,
accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.  The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and
operation of this Declaration of Trust, the By-Laws, applicable law and their respective duties as officers or Trustees.  No such officer or Trustee shall be liable for any act or omission in accordance with such advice, records and/or reports and no inference concerning liability shall arise from a failure to follow such advice, records and/or reports.  The officers and
Trustees shall not be required to give any bond hereunder, nor any surety if a bond is required by applicable law.
            (f)	The failure to make timely collection of
dividends or interest, or to take timely action with respect to entitlements, on the Trust's securities issued in emerging countries, shall not be deemed to be negligence or other fault on the part of any Agent, and no Agent shall have any liability for such failure or for any loss or damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Trust's assets or from any war or political act of any foreign government to which such assets might be exposed, except, in the case of a Trustee or officer, for liability resulting from such Trustee's or
officer's Disqualifying Conduct.
            (g)	The limitation on liability contained in this
Article applies to events occurring at the time a Person serves as an Agent whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.
            (h)	No amendment or repeal of this Article shall
adversely affect any right or protection of an Agent that exists at the time of such amendment or repeal.
      Section 2.  Indemnification.
            (a)	Indemnification by Trust.  The Trust shall
indemnify, out of Trust Property, to the fullest extent
permitted under applicable law, any Person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such Person is or was an Agent of the Trust, against Expenses, judgments, fines, settlements and other
amounts actually and reasonably incurred in connection with such Proceeding if such Person acted in good faith or in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such Person was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not of itself create a presumption that the Person did not act in good faith or that the Person had reasonable cause to believe that the Person's conduct was unlawful.
            (b)	Exclusion of Indemnification.  Notwithstanding
any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of the Agent's Disqualifying Conduct.  In respect of any claim, issue or matter as to which that Person shall have been adjudged to be liable in the performance of that Person's duty to the
Trust or the Shareholders, indemnification shall be made only to the extent that the court in which that action was brought shall determine, upon application or otherwise, that in view of all the circumstances of the case, that Person was not liable by reason of that Person's Disqualifying Conduct.
            (c)	Required Approval.  Any indemnification under
this Article shall be made by the Trust if authorized in the specific case on a determination that indemnification of the
Agent is proper in the circumstances by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Agent was not liable by reason of
Disqualifying Conduct (including, but not limited to, dismissal of either a court action or an administrative proceeding against the Agent for insufficiency of evidence of any Disqualifying
Conduct) or, (ii) in the absence of such a decision, a
reasonable determination, based upon a review of the facts, that the Agent was not liable by reason of Disqualifying Conduct, by
(1) the vote of a majority of a quorum of the Trustees who are not (x) "interested persons" of the Trust as defined in Section 2(a)(19) of the 1940 Act, (y) parties to the proceeding, or (z) parties who have any economic or other interest in connection with such specific case (the "disinterested, non-party
Trustees"); or (2) by independent legal counsel in a written opinion.
            (d)	Advancement of Expenses.  Expenses incurred by an
Agent in defending any Proceeding may be advanced by the Trust before the final disposition of the Proceeding on receipt of an undertaking by or on behalf of the Agent to repay the amount of the advance if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Article; provided, that at least one of the following conditions for the advancement of expenses is met: (i) the Agent shall provide a security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or
(iii) a majority of a quorum of the disinterested, non-party
Trustees of the Trust, or an independent legal counsel in a
written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Agent ultimately will be found entitled to indemnification.
            (e)	Other Contractual Rights.  Nothing contained in
this Article shall affect any right to indemnification to which Persons other than Trustees and officers of the Trust or any subsidiary thereof may be entitled by contract or otherwise.
            (f)	Fiduciaries of Employee Benefit Plan.  This
Article does not apply to any Proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that Person's capacity as such, even though that Person may also be an Agent of the Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.
      Section 3. Insurance. To the fullest extent permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust Property, insurance for liability and for all Expenses reasonably incurred or paid or expected to be paid by an Agent in connection with any Proceeding in which such Agent becomes involved by virtue of such Agent's actions, or omissions to act, in its capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Agent against such liability.
      Section 4. Derivative Actions. Subject to the requirements set forth in Section 3816 of the DSTA, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such action is excused. A demand on the Board of Trustees shall only be excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a material personal financial interest in the action at issue. A Trustee shall not be deemed to have a material personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment adviser or underwriter.


ARTICLE VIII

CERTAIN TRANSACTIONS

      Section 1. Dissolution of Trust or Series. The Trust and each Series shall have perpetual existence, except that the Trust (or a particular Series) shall be dissolved:
            (a)	With respect to the Trust, (i) upon the vote of
the holders of not less than a majority of the Shares of the
Trust cast, or (ii) at the discretion of the Board of Trustees either (A) at any time there are no Shares outstanding of the
Trust, or (B) upon prior written notice to the Shareholders of the Trust; or
            (b)	With respect to a particular Series, (i) upon the
vote of the holders of not less than a majority of the Shares of such Series cast, or (ii) at the discretion of the Board of
Trustees either (A) at any time there are no Shares outstanding of such Series, or (B) upon prior written notice to the
Shareholders of such Series; or
            (c)	With respect to the Trust (or a particular
Series), upon the occurrence of a dissolution or termination event pursuant to any other provision of this Declaration of
Trust (including Article VIII, Section 2) or the DSTA; or
            (d)	With respect to any Series, upon any event that
causes the dissolution of the Trust.
      Upon dissolution of the Trust (or a particular Series, as
the case may be), the Board of Trustees shall (in accordance with Section 3808 of the DSTA) pay or make reasonable provision to pay all claims and obligations of the Trust and/or each
Series (or the particular Series, as the case may be), including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust, but for which the identity of the claimant is unknown.  If there are sufficient assets held with respect to the Trust and/or each Series of the Trust (or the particular
Series, as the case may be), such claims and obligations shall be paid in full and any such provisions for payment shall be made in full.  If there are insufficient assets held with
respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor.  Any
remaining assets (including, without limitation, cash,
securities or any combination thereof) held with respect to the
Trust and/or each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of the Trust and/or each Series of the Trust (or the particular
Series, as the case may be) ratably according to the number of
Shares of the Trust and/or such Series thereof (or the
particular Series, as the case may be) held of record by the several Shareholders on the date for such dissolution
distribution; provided, however, that if the Shares of the Trust or a Series are divided into Classes thereof, any remaining
assets (including, without limitation, cash, securities or any combination thereof) held with respect to the Trust or such
Series, as applicable, shall be distributed to each Class of the
Trust or such Series according to the net asset value computed for such Class and within such particular Class, shall be
distributed ratably to the Shareholders of such Class according to the number of Shares of such Class held of record by the
several Shareholders on the date for such dissolution
distribution.  Upon the winding up of the Trust in accordance with Section 3808 of the DSTA and its termination, any one (1)
Trustee shall execute, and cause to be filed, a certificate of cancellation, with the office of the Secretary of State of the
State of Delaware in accordance with the provisions of Section
3810 of the DSTA.
      Section 2.  Merger or Consolidation; Conversion; Reorganization.
            (a)	Merger or Consolidation.  Pursuant to an
agreement of merger or consolidation, the Board of Trustees, by vote of a majority of the Trustees, may cause the Trust to merge or consolidate with or into one or more statutory trusts or
"other business entities" (as defined in Section 3801 of the
DSTA) formed or organized or existing under the laws of the
State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided however, that the Board of Trustees shall provide at least thirty (30)
days' prior written notice to the Shareholders of such merger or consolidation. By reference to Section 3815(f) of the DSTA, any agreement of merger or consolidation approved in accordance with this Section 2(a) may, without a Shareholder vote, unless
required by the 1940 Act, the requirements of any securities exchange on which Shares are listed for trading or any other provision of this Declaration of Trust or the By-Laws, effect any amendment to this Declaration of Trust or the By-Laws or effect the adoption of a new governing instrument if the Trust is the surviving or resulting statutory trust in the merger or consolidation, which amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation. In all respects not governed by the DSTA, the
1940 Act, other applicable law or the requirements of any
securities exchange on which Shares are listed for trading, the
Board of Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish a merger or consolidation, including the power to create one or more separate statutory trusts to which all or any part of the
assets, liabilities, profits or losses of the Trust may be
transferred and to provide for the conversion of Shares into beneficial interests in such separate statutory trust or trusts.
Upon completion of the merger or consolidation, if the Trust is the surviving or resulting statutory trust, any one (1) Trustee shall execute, and cause to be filed, a certificate of merger or consolidation in accordance with Section 3815 of the DSTA.
            (b)	Conversion.  The Board of Trustees, by vote of a
majority of the Trustees, may cause (i) the Trust to convert to an "other business entity" (as defined in Section 3801 of the
DSTA) formed or organized under the laws of the State of
Delaware as permitted pursuant to Section 3821 of the DSTA; (ii)
the Shares of the Trust or any Series to be converted into
beneficial interests in another statutory trust (or series
thereof) created pursuant to this Section 2 of this Article
VIII, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law.
Any such statutory conversion, Share conversion or Share
exchange shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided however, that the Board of Trustees shall provide at least thirty (30) days'
prior written notice to the Shareholders of the Trust of any conversion of Shares of the Trust pursuant to Subsections (b)(i)
or (b)(ii) of this Section 2 or exchange of Shares of the Trust pursuant to Subsection (b)(iii) of this Section 2, and at least thirty (30) days' prior written notice to the Shareholders of a particular Series of any conversion of Shares of such Series pursuant to Subsection (b)(ii) of this Section 2 or exchange of
Shares of such Series pursuant to Subsection (b)(iii) of this
Section 2.  In all respects not governed by the DSTA, the 1940
Act, other applicable law or the requirements of any securities exchange on which Shares are listed for trading, the Board of
Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish a statutory conversion,
Share conversion or Share exchange, including the power to
create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series thereof into beneficial interests in such separate statutory trust or trusts (or series thereof).
            (c)	Reorganization.  The Board of Trustees, by vote
of a majority of the Trustees, may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust ("sale of Trust assets") or all or substantially all of the assets associated with any one or more Series ("sale of such Series' assets"), to another trust, statutory trust, partnership, limited partnership, limited liability company, corporation or other association organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets associated with one or more other
Series of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Trust, Shares of such other
Series) with such sale, conveyance and transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with the Trust or the liabilities associated with the Series the assets of which are so transferred, as applicable, or (b) not being made subject to, or not with the assumption of, such liabilities. Any such sale, conveyance and transfer shall not require the vote of the Shareholders unless such vote is required by the 1940 Act;
provided however, that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the Shareholders of the Trust of any such sale of Trust assets, and at least thirty (30) days prior written notice to the Shareholders of a particular Series of any sale of such Series' assets. Following such sale of Trust assets, the Board of Trustees shall distribute such cash, shares or other securities ratably among the Shareholders of the Trust (giving due effect to the assets and liabilities associated with and any other differences among the various Series the assets associated with which have been so sold, conveyed and transferred, and due effect to the differences among the various Classes within each such Series). Following a sale of such Series' assets, the Board of Trustees shall distribute such cash, shares or other securities ratably among the Shareholders of such Series (giving due effect to the differences among the various Classes within each such Series).
If all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved; and if all of the assets of a Series have been so sold, conveyed and transferred, such Series and the Classes thereof shall be dissolved. In all respects not governed by the DSTA, the 1940 Act or other applicable law, the Board of Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish such sale, conveyance and transfer, including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares into beneficial interests in such separate statutory trust or trusts.
      Section 3. Master Feeder Structure. If permitted by the 1940 Act, the Board of Trustees, by vote of a majority of the Trustees, and without a Shareholder vote, may cause the Trust or any one or more Series to convert to a master feeder structure
(a structure in which a feeder fund invests all of its assets in a master fund, rather than making investments in securities directly) and thereby cause existing Series of the Trust to either become feeders in a master fund, or to become master funds in which other funds are feeders.
      Section 4. Absence of Appraisal or Dissenters' Rights. No Shareholder shall be entitled, as a matter of right, to relief as a dissenting Shareholder in respect of any proposal or action involving the Trust or any Series or any Class thereof.


ARTICLE IX

AMENDMENTS

      Section 1. Amendments Generally. This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by not less than a majority of the Board of Trustees and, to the extent required by this Declaration of Trust, the 1940 Act or the requirements of any securities exchange on which Shares are listed for trading, by approval of such amendment by the Shareholders in accordance with Article
III, Section 6 hereof and Article V hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein. The Certificate of Trust shall be restated and/or amended at any time by the Board of Trustees, without Shareholder approval, to correct any inaccuracy contained therein. Any such restatement and/or amendment of the Certificate of Trust shall be executed by at least one (1) Trustee and shall be effective immediately upon its filing with the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.


ARTICLE X

MISCELLANEOUS

      Section 1. References; Headings; Counterparts. In this Declaration of Trust and in any restatement hereof and/or amendment hereto, references to this instrument, and all expressions of similar effect to "herein," "hereof and
"hereunder," shall be deemed to refer to this instrument as so restated and/or amended. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument.  Whenever the singular number is used
herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of the DSTA, the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.
This instrument may be executed in any number of counterparts, each of which shall be deemed an original.
      Section 2. Applicable Law. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and the Code.  The
Trust shall be a Delaware statutory trust pursuant to the DSTA, and without limiting the provisions hereof, the Trust may
exercise all powers which are ordinarily exercised by such a statutory trust.
      Section 3.  Provisions in Conflict with Law or Regulations.
            (a)	The provisions of this Declaration of Trust are
severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in
conflict with the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.
            (b)	If any provision of this Declaration of Trust
shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.
      Section 4. Statutory Trust Only. It is the intention of the Trustees to create hereby a statutory trust pursuant to the DSTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of the DSTA between, respectively, the Trustees and each Shareholder. It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.



IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Fourth Amended and Restated Declaration of Trust as of the date first written above. This instrument may be signed in one or more counterparts.


/s/ Robert J. Malone
Robert J. Malone, Chairman of
the Board of Trustees

/s/ Andrew J. Donohue
Andrew J. Donohue, Trustee

Jon S. Fossel, Trustee

/s/ Richard. F. Grabish
Richard F. Grabish, Trustee

/s/ Beverly L. Hamilton
Beverly L. Hamilton, Trustee

/s/ Victoria J. Herget
Victoria J. Herget, Trustee

/s/ F. William Marshall, Jr.
F. William Marshall, Jr., Trustee

/s/ Karen L. Stuckey
Karen L. Stuckey, Trustee

/s./ James D. Vaughn
James D. Vaughn, Trustee

/s/ Arthur P. Steinmetz
Arthur P. Steinmetz, Trustee






Schedule A
to
Fourth Amended and Restated Declaration of Trust of
Oppenheimer ETF Trust

(dated as of 10/27/17)

Oppenheimer Large Cap Revenue ETF
Oppenheimer Mid Cap Revenue ETF
Oppenheimer Small Cap Revenue ETF
Oppenheimer Financials Sector Revenue ETF
Oppenheimer Ultra Dividend Revenue ETF
Oppenheimer ESG Revenue ETF
Oppenheimer Global ESG Revenue ETF
Oppenheimer Emerging Markets Revenue ETF
Oppenheimer Global Revenue ETF
Oppenheimer International Revenue ETF
Oppenheimer Russell 1000 Dynamic Factor ETF
Oppenheimer Russell 2000 Dynamic Factor ETF
Oppenheimer Russell 1000 Low Volatility Factor ETF
Oppenheimer Russell 1000 Momentum Factor ETF
Oppenheimer Russell 1000 Quality Factor ETF
Oppenheimer Russell 1000 Size Factor ETF
Oppenheimer Russell 1000 Value Factor ETF
Oppenheimer Russell 1000 Yield Factor ETF
Oppenheimer Consumer Discretionary Sector Revenue ETF
Oppenheimer Consumer Staples Sector Revenue ETF
Oppenheimer Energy Sector Revenue ETF
Oppenheimer Health Care Sector Revenue ETF
Oppenheimer Industrials Sector Revenue ETF
Oppenheimer Information Technology Sector Revenue ETF
Oppenheimer Materials Sector Revenue ETF
Oppenheimer Utilities Sector Revenue ETF